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                                                                    Exhibit 10.5

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of September 4, 2000, is between Dreams, Inc., a Utah corporation (the "Company") and Mark Viner (the "Employee").

     In consideration of the foregoing and the mutual promises and covenants set forth herein, Company and Employee agree:

     1.   EMPLOYMENT.
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               1.1  Employment and Term. The Company hereby employs the
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     Employee, and Employee shall serve the Company, upon the terms and conditions herein set forth, for a term commencing on the date of this Agreement and expiring on the last day of the 36th calendar month following the date first written above (the "Term of Employment"), unless earlier terminated pursuant to Section 4 below.

               1.2  Position and Duties. The Employee is engaged as the
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     Company's Chief Financial Officer to exercise and faithfully perform to the best of his ability on behalf of Company the powers and duties customarily performed as Chief Financial Officer. The duties of the Chief Financial Officer shall generally be those set forth in the bylaws for the Company, subject to modification and further delegation as determined from time to time by the Board of Directors of the Company. The Employee shall report directly to the Company's Chief Executive Officer.

               1.3  Other Activities. Nothing in this Agreement shall be
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     construed to prevent Employee from devoting a portion of his time to community or charitable activities, from investing his assets in any form or manner he deems appropriate or from serving as a director of any corporation, provided such activities do not unreasonably interfere with the duties under this Agreement and do not violate the provisions of
     Section 3.1.

     2.   COMPENSATION.
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               2.1  Base Salary
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               1.   During the first year of the Term of Employment Company will pay Employee a salary of $130,000 per year, semi-monthly.

               2. During the second year of the Term of Employment Company will pay Employee a salary of $143,000 per year, semi-monthly.

               3. During the third year of the Term of Employment Company will pay Employee a salary of $157,300 per year, semi-monthly.

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     2.2  Stock Option Agreements. The Company agrees to amend all previously
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issued stock option agreements with Employee to reflect a new expiration date of
October 4, 2003. Specifically, this will amend the expiration dates provided in the September 4, 1998 grant of 250,000 options and the January 31, 2000 grant of 300,000 options. The vesting schedules and option prices contained therein will not change.

     2.3  Benefits. The Company shall provide standard benefits as are provided
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for other Company officers. Those benefits shall include a car allowance in an amount not to exceed $500 per month, plus reimbursement for applicable automobile insurance, registration expenses and taxes, medical and dental insurance for Employee and immediate family, and three weeks annual vacation. In the event the Company does not have a medical and dental plan in effect upon commencement of employment, the Company will pay COBRA premiums for Employee's prior coverage until the Company's plan takes effect which the Company will use its best efforts to cause to occur within 18 months.

     2.4  Withholding. Employee agrees that the Company shall deduct and
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withhold from his salary and from all other amounts paid to Employee, all state and federal tax and other withholdings required by law.

     2.5  Expenses. The Company shall reimburse Employee for reasonable expenses
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incurred on behalf of the Company in connection with his performance of his obligations hereunder during the term of this Agreement.

     2.6  Termination. Without in any way limiting the other provisions of this
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Agreement, upon termination of Employee's employment, whether by expiration of the term of this Agreement or as provided for in Section 4, Employee shall cease to receive or have any right to receive salary or any other compensation provided for above or otherwise.

3.   NONCOMPETITION AND DISCLOSURE OF INFORMATION.
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     3.1  Noncompetition. During the Term of Employment and for a period of two
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years after the termination of Employee's employment with Company (as further limited hereinafter) the Employee will not, directly or indirectly, be employed by, own, manage, operate, act as an agent for, join, control or participate in the ownership, management, operation or control of or be connected with in any manner, any business engaged in memorabilia sales or the franchising of stores that sell memorabilia ("Competitive Business"). The Employee shall be deemed to be connected with such business if he is the sole proprietor of such business, such business is carried on by a partnership in which he is a general or limited partner agent or employee, or a corporation or association of which he is a shareholder, officer, director, employee, member, consultant or agent; provided, that nothing herein shall prevent the purchase or ownership by the Employee of shares of less than one percent (1%) in a publicly held corporation.

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     3.2  Disclosure of Information. The Employee recognizes and acknowledges
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that the confidential, proprietary information of the Company, and other intellectual property of the Company including contacts made within the scope of Employee's duties hereunder and such trade secrets or information as may exist from time to time, including without limitation technical information regarding the Company's business, information as to the identity of employees, customers and potential or existing suppliers of the Company or its affiliates, information as to the marketing or other plans of the Company and other similar items, are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of the duties of Employee hereunder. Such property and information shall remain the exclusive property of the Company at all times during and subsequent to the Term of Employment. Employee will not, during or after the Term of Employment, in whole or in part, remove Company's records either in original, duplicated or copied form, from the premises of the Company, nor disclose such secrets or confidential or proprietary information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall Employee make use of any such property for his own purposes or for the benefit of any person, firm, corporation or other entity (except the Company or its affiliates) under any circumstances, during or after the Term of Employment.

     3.3  Injunctive Relief. If there is a breach or threatened breach of the
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provisions of Section 3.1 or 3.2 of this Agreement by Employee, the Company shall be entitled to an injunction restraining the Employee from breaching or violating the provisions of this Section 3, it being agreed that the loss and damages suffered by virtue of any breach are incapable of being made certain. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

4.  EARLY TERMINATION OF AGREEMENT.
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     4.1  Early Termination of Agreement. This Agreement shall terminate earlier
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than expiration of the Term of Employment ("Early Termination") upon the occurrence of any of the following events:

               (a) Immediately upon notice from the Company to the Employee for cause. The term "cause" shall refer and be limited to: (i) any act of embezzlement or conversion of assets of the Company; (ii) the Employee's material breach of any material covenant of this Agreement; (iii) an act of gross malfeasance or misfeasance by Employee; (iv) habitual or repeated material non-performance of duties. However, with regard to (ii) and (iv) above, "cause" shall not have occurred until Company notifies Employee of such event and Employee shall not have cured such event within a period of fifteen (15) days after his receipt of notice and the Board of Directors shall have voted to terminate Employee's employment.


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          Company's failure to notify in writing shall not be construed to be a waiver by Company of its right to later notify Employee.

               (b)  Upon mutual agreement of Company and Employee.

          4.2  Obligations Surviving Early Termination. Notwithstanding the
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     Early Termination of this Agreement as contemplated in Section 4.1 above or expiration of the term of this Agreement, the provisions of this Agreement relating to the Employee's covenant not to compete, and Employee's obligation to maintain and protect trade secrets and confidential, proprietary rights and information of the Company shall maintain in force and effect pursuant to the terms of this Agreement.

 5.  GENERAL PROVISIONS.
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          5.1  (a)  Binding Agreement. This Agreement shall be binding upon and
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     shall inure to the benefit of the heirs, legal representatives, successors and assigns, as applicable, of the respective parties hereto, and any entities resulting from the reorganization, consolidation or merger of any party hereto.

               (b)  Headings. The headings used in this Agreement are inserted
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     for reference purposes only and shall not be deemed to limit or affect in any way the meaning or interpretation of any of the terms or provisions of this Agreement.

               (c)  Counterparts. This Agreement may be signed upon any number
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     of counterparts with the same effect as if the signature to any counterpart were upon the same instrument.

               (d)  Severability. The provisions of this Agreement are
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     severable, and should any provision hereof be found to be void, voidable or unenforceable, such void, voidable or unenforceable provision shall not affect any other portion or provision of this Agreement. Without limiting the generality of the above, should any provision be unenforceable as a result of a time period or geographic area, the time period and/or geographic area shall be reduced to the longest period and/or largest area which would render the provision enforceable.

               (e)  Waiver. Any waiver by any party hereto of any breach of any
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     kind or character whatsoever by any other party, whether such waiver be direct or implied, shall not be construed as a continuing waiver or consent to any subsequent breach of this Agreement on the part of the other party.

               (f)  Modification. This Agreement may not be modified except by
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     an instrument in writing signed by the parties hereto.

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               (g)  Governing Law. This Agreement shall be interpreted,
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     construed and enforced according to the laws of the state of Utah.

               (h)  Attorneys' Fees. In the event any action or proceeding is
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     brought by either party against the other under this Agreement, the prevailing party shall be entitled to recover attorneys' fees and costs in such amount as the court may adjudge reasonable.


               (i)  Notice. Any notice, consent, request, objection or
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     communication to be given by either party to this Agreement shall be in writing and shall be either delivered personally or by Airborne, Federal Express or other commercial overnight delivery service addressed as follows:

          Company:                           Dreams, Inc.
                                             5017 Hiatus Road
                                             Sunrise, Florida 33351

          Employee:                          Mark Viner
                                             880 Tanglewood Circle
                                             Weston, Florida 33327

               (j)  Assignment. Employee may not assign his rights and
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     obligations pursuant to this Agreement to a third party without the written consent of the Company.

               (k)  Securities Documents. It shall be a condition to the
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     issuance of any securities by Company to Employee, including shares of the
     Company's common stock, that Employee shall execute and deliver to Company all documents deemed necessary by the Company's counsel in order to comply with the securities laws of the United States and the states thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.

                                    COMPANY:
                                    DREAMS, INC.

                                    By: ______________________________
                                    Its:_______________________________



                                    EMPLOYEE:


                                    ___________________________________
                                    Mark Viner

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